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                                                                    EXHIBIT 10.3



                                     TEKELEC
                              STOCK AWARD AGREEMENT


        THIS STOCK AWARD AGREEMENT (this "Agreement") is made as of January 24, 1998 (the "Effective Date") by and between Tekelec, a California corporation (the "Company"), and ___________________ ("Director").

        WHEREAS, in recognition of Director's past service (including services rendered in connection with the search for a Chief Executive Officer for the Company) and future service to the Company and as an incentive to motivate and retain Director as a director of the Company, the Company's Board of Directors has awarded to Director on the Effective Date 1,500 shares (the "Shares") of the Company's Common Stock, subject to the terms and conditions set forth herein and on the condition that Director enter into this Agreement with the Company;

        NOW, THEREFORE, IT IS AGREED between the parties as follows:

        1. ACCEPTANCE AND VALUE OF SHARES. Director hereby accepts the Shares effective as of the Effective Date as additional consideration for his past and future service to the Company and as an incentive to motivate and retain him as a director of the Company. The value of the Shares on the Effective Date for tax, accounting and all other purposes shall be $32.0625 per Share (i.e., the closing price of the Company's Common Stock on The Nasdaq Stock Market on January 23, 1998).

        2. VESTING OF SHARES. The right of Director to receive the Shares shall vest on January 24, 1999 (the "Vesting Date") provided that Director continues to serve without interruption as a director of the Company through the Vesting Date.

        3. FORFEITURE OF SHARES. If at any time prior to the Vesting Date, Director ceases to serve as a director of the Company for any reason, including, without limitation, as a result of his resignation, removal, death, disability or failure to be nominated for re-election or to be re-elected as a director of the Company, Director shall forfeit the Shares, which forfeiture shall be effective on the date on which Director ceases to be a director of the Company. Upon any forfeiture of the Shares in accordance with this Section 3, Director shall assign and transfer the Shares to the Company or its assignee.

        4. ISSUANCE AND ESCROW OF SHARES. The stock certificate (the "Stock Certificate") evidencing the Shares shall be issued in the name of Director as soon as administratively practicable following the Effective Date and shall be delivered by the Company's transfer agent directly to the Secretary of the Company (the "Secretary"). As security for Director's faithful performance of the terms of this Agreement and to ensure the availability for delivery of the Shares upon any forfeiture of the Shares pursuant to Section 3 hereof, Director also agrees upon execution of this Agreement to deliver to and deposit with the Secretary an Assignment Separate from Certificate (the "Assignment") duly endorsed (with date left blank) in the form attached hereto as Attachment A. The Secretary shall hold the Shares and the Assignment in an escrow which shall terminate upon the first to occur of Director's forfeiture of the Shares pursuant to


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Section 3 hereof or the Vesting Date. If the escrow terminates upon any forfeiture of the Shares pursuant to Section 3 hereof, the Secretary shall within seven days thereafter release from escrow and deliver the Stock Certificate and the Assignment to the Company. If the escrow terminates on the Vesting Date, the Secretary shall within seven days thereafter release from escrow and deliver the Stock Certificate and the Assignment to Director.

        5. RIGHTS AS SHAREHOLDER. Subject to the provisions of this Agreement, Director shall exercise all rights and privileges of a shareholder of the Company with respect to the Shares.

        6. CONTINUATION AS A DIRECTOR. Neither the award of the Shares to Director nor this Agreement shall confer upon Director any right to continue or be nominated as a director of the Company or any of its subsidiaries or limit in any respect the right of the Company to remove Director at any time.

        7. WITHHOLDING. The Company reserves the right to withhold, in accordance with any applicable laws, from any consideration payable to Director any taxes required to be withheld by federal, state or local law as a result of the issuance of the Shares to Director.

        8. NONTRANSFERABILITY PRIOR TO VESTING DATE. Director may not transfer the Shares or any interest therein by sale, assignment, hypothecation, pledge, donation, operation of law or otherwise, including without limitation pursuant to the laws of descent and distribution, at any time prior to the Vesting Date.

        9.     MISCELLANEOUS.

               (a) This Agreement shall inure to the benefit of the successors and assigns of the Company.

               (b) This Agreement shall be governed by and construed under the laws of the State of California and constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may only be amended by a writing signed by the parties hereto.

               (c) If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.


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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

        COMPANY:                         TEKELEC, a California corporation


                                         By:  Gilles C. Godin
                                             -----------------------------------
                                         Print Name:  Gilles C. Godin
                                                     ---------------------------
                                         Title:   V. P. Finance & CFO
                                                --------------------------------

        DIRECTOR:                        ---------------------------------------










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                                  ATTACHMENT A

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________________________________ One Thousand Five Hundred (1,500) shares of the Common Stock of Tekelec, a California corporation (the "Company"), standing in the name of the undersigned on the books of the Company represented by Certificate No. ______ herewith and does hereby irrevocably constitute and appoint ______________________________ attorney to transfer said stock on the books of the Company with full power of substitution in the premises.


Signature: ____________________________

Printed Name: _________________________

Dated: ________________________________




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                              SCHEDULE OF DIRECTORS


        Each of the following non-employee directors of Tekelec is a party to a Stock Award Agreement in the preceding form:


                              Robert V. Adams
                              Jean-Claude Asscher
                              Daniel Brenner
                              Howard Oringer
                              Jon F. Rager